Exhibit 10.1

AMENDMENT TO

DOMINION HOMES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Dominion Homes, Inc. (the “Company”) maintains the Dominion Homes, Inc. Supplemental Executive Retirement Plan (the “Plan”), as amended and restated effective June 8, 2004;

WHEREAS, subject to certain limitations, Section 8.00 of the Plan provides that the Company, by action of its Board of Directors, may amend the Plan at any time;

WHEREAS, the Company desires to amend the Plan to utilize transition relief issued with respect to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which (1) subject to certain restrictions, permits a plan to be amended to provide for new payment elections on or before December 31, 2007 with respect to both the time and form of payment of amounts subject to Section 409A of the Code and (2) provides that such amendment will not be treated as a change in the time or form of payment under Section 409A(a)(4) of the Code or an acceleration of a payment under Section 409A(a)(3) of the Code; and

WHEREAS, the Company intends to interpret, operate and administer the Plan in accordance with Section 409A of the Code and any applicable regulations, rules or guidance issued thereunder;

NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 2007, as follows:

1.	By adding the following new Section 2.28:

2.28 Section 409A Change in Control Event: The first to occur of any of the following:

[1] The date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 40 percent or more of the total voting power of the stock of the Company;

[2] The date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; or

[3] The date that a majority of the members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Notwithstanding anything in this Plan to the contrary, this definition shall be administered and interpreted in a manner that is consistent with the definition of “change in control event” under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5).

2.	By deleting Section 4.04 of the Plan in its entirety and substituting therefor the following:

4.04 Vesting. Each Member will be fully vested in his or her Account on the earliest of:

[1] The date the Plan is terminated as provided in Section 9.00; or

[2] If he or she Terminates for reasons other than death:

[a]	After the occurrence of a Triggering Event; and

[b]	That Termination:

[i] Occurred after the Participant’s Retirement Age;

[ii] Occurred for Good Reason, whether or not the Participant had then reached his or her Retirement Age but only if [A] the Participant notifies his or her Employer of the event believed to constitute “Good Reason,” [B] that notice is given, in writing, no more than 10 days after the cited event occurred or began, whichever is earlier and [C] the Employer does not cure the “Good Reason” cited within 10 days after receipt of that notice; or

[iii] Was Terminated by the Employer for reasons other than Cause, whether or not the Participant had then reached his or her Retirement Age; or

[3] The date that a Section 409A Change in Control Event occurs.

Except as provided in Section 5.05, if a Participant Terminates because of death, no benefit will be paid from this Plan and the dead Participant’s Account will be fully and irrevocably forfeited.

3.	By replacing the phrase “either Section 5.01 or 5.02” in Section 5.04[1] with the phrase “Section 5.01, 5.02 or 5.05.”

4.	By adding the following new Section 5.05:

5.05 Distribution Upon a Section 409A Change in Control Event. Notwithstanding anything in this Plan to the contrary or anything in any Notice of Participation or any Enrollment Form to the contrary, the value of each Member’s Account will be distributed to the Member no later than 10 days after the occurrence of a Section 409A Change in Control Event (regardless of whether or not the Member Terminates on or after such Section 409A Change in Control Event). This distribution will be made in cash or by distributing any insurance policy purchased as a source of the Member’s Plan benefit, whichever form the Member has elected in his or her Enrollment Form. If a Member dies after a Section 409A Change in Control Event but before the value of his or her Account has been fully distributed, the value of the Member’s Account will be distributed to the Member’s Beneficiary as provided in the Member’s Enrollment Form.

5.	Capitalized terms that are not defined in this Amendment have the same meanings as in the Plan.

IN WITNESS WHEREOF, this Amendment is adopted this 31st day of December, 2007.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely
Title:	Executive Vice President